UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________________________

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report
(Date of Earliest Event Reported)
April 2, 2008

Merchants Bancshares, Inc.
(Exact Name of Registrant As Specified In Its Charter)

Delaware	0-11595	03-0287342
(State Or Other Jurisdiction	(Commission File No.)	(IRS Employer
Of Incorporation)		Identification No.)

275 Kennedy Drive		05403
So. Burlington, Vermont		(Zip Code)
(Address Of Principal
Executive Offices)

(802) 658-3400
(Registrant's telephone number, including area code)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On April 2, 2008, Merchants Bancshares, Inc. (the "Company") issued a press release, included as Exhibit 99.1 to this Current Report on Form 8-K, which is incorporated herein by reference, announcing that, effective April 7, 2008, Molly Dillon would join the Company's wholly-owned subsidiary, Merchants Bank (the "Bank") as Senior Vice President. Ms. Dillon will also join the Bank's wholly-owned subsidiary, Merchants Trust Company, as President and CEO effective April 7, 2008.

Prior to joining the Company, Ms. Dillon was formerly Senior Vice President and Managing Director of the Wealth Management Group at TD Banknorth, based in Burlington, VT. She has 20 years' of experience in trust, investment and private banking, with additional experience in executive-level marketing and sales management at TD Banknorth and Bank of Vermont.

The Bank intends to enter into an employment agreement with Ms. Dillon relative to her new position within the Bank, the terms of which the Bank expects to finalize on or before June 30, 2008.

Item 9.01. Financial Statements and Exhibits

(c).	The following exhibits are included with this Report:

	Exhibit No.	Description

	99.1	Press Release dated April 2, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERCHANTS BANCSHARES, INC.

Date:	April 7, 2008		/s/ Janet P. Spitler

Janet P. Spitler
Treasurer & CFO

Exhibit 99.1

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